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                            KEMPER GATEWAY ADVISOR
                                             ALLMERICA FINANCIAL LIFE INSURANCE
                                                           AND ANNUITY COMPANY
[LOGO] KEMPER ANNUITIES                 440 LINCOLN STREET, WORCESTER, MA 01653
       Long-term investing in a short-term world-SM-
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 1.  ANNUITANT

Please Print Clearly

First                                      MI                    Last

_______________________________________________________________________________

Street Address                                                   Apt.

_______________________________________________________________________________
City                                      State                  Zip

_______________________________________________________________________________

Daytime Telephone                         / / Male               Date of Birth
(     )                                   / / Female                /  /
_______________________________________________________________________________

Social Security Number_________________________________________________________

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 2.  OWNER                           COMPLETE THIS SECTION ONLY IF (CHECK ONE):

Please Print Clearly

     / / THIS IS A JOINT OWNER WITH THE ANNUITANT, OR
     / / The owner is other than the annuitant

First                                      MI                    Last

_______________________________________________________________________________

Street Address                                                   Apt.

_______________________________________________________________________________
City                                      State                  Zip

_______________________________________________________________________________

Daytime Telephone                         Date of Birth          Date of Trust
(     )                                      /   /                  /   /
_______________________________________________________________________________

Social Security/Tax I.D. Number________________________________________________

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 3.  JOINT ANNUITANT


Please Print Clearly

First                                      MI                    Last

_______________________________________________________________________________

Street Address                                                   Apt.

_______________________________________________________________________________
City                                      State                  Zip

_______________________________________________________________________________

Daytime Telephone                         / / Male               Date of Birth
(     )                                   / / Female                 /  /
_______________________________________________________________________________

Social Security Number_________________________________________________________

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 4.  BENEFICIARY

Note: If joint owners, the survivor is primary beneficiary unless otherwise indicated below.

Primary                                                   Relationship to Owner

_______________________________________________________________________________

Contingent                                                Relationship to Owner

_______________________________________________________________________________

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 5.  OPTIONAL RIDER

I elect: / / Enhanced Death Benefit Rider
         / / _________________________________________

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 6.  TYPE OF PLAN TO BE ISSUED:


/ / Nonqualified                            / / IRA
/ / Nonqualified Def. Comp.                 / / SEP-IRA*
/ / 401(a) Pension/Profit Sharing*          / / Roth IRA
/ / 401(k) Profit Sharing*                  / / 457 Def. Comp.*
/ / 403(b) TSA*

*Attach required additional forms.

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 7.  INITIAL PAYMENT

Initial Payment $_______________________________________________________________
($25,000 minimum-Make check payable to Allmerica Financial.)

If IRA, Roth IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):

/ /Rollover/Conversion                      / /Trustee to Trustee Transfer
/ /Regular, Roth or SEP-IRA Payment for Tax Year_______________________________

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 8.  ALLOCATION OF PAYMENTS

KEMPER SUBACCOUNTS
_____% Dreman Financial                     _____% Blue Chip
       Services                             _____% Value+Growth
_____% Small Cap Growth                     _____% Horizon 20+
_____% Small Cap Value                      _____% Total Return
_____% Dreman High Return                   _____% Horizon 10+
       Equity                               _____% High Yield
_____% International                        _____% Horizon 5
_____% International Growth                 _____% Global Income
       and Income                           _____% Investment Grade
_____% Global Blue Chip                            Bond
_____% Growth                               _____% Government Securities
_____% Contrarian Value                     _____% Money Market

SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
_____% International                        _____% Capital Growth
_____% Global Discovery                     _____% Growth and Income

You have 24 variable investment options. You may invest in up to 17 over the life of the contract.

_____% Fixed Account

Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
_____%  _____Year,  _____%  _____Year,  _____%  _____Year (2-10 Years)

                         (ALL ALLOCATIONS ABOVE MUST TOTAL 100%)

_______________________________________________________________________________

SECURE YOUR FUTURE PROGRAM
/ / Allocate a portion of my initial payment to the _______ year
GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment
assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 8.
_______________________________________________________________________________

/ / I elect Automatic Account Rebalancing (AAR) among the above accounts
    (excluding Fixed Accounts) starting on the 16th day after issue date and continuing every:

    / / 1     / / 2     / / 3     / / 6     / / 12 Months

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 9.  REPLACEMENT

Will the proposed contract replace or change any existing annuity or insurance policy?

/ / No  / /Yes (If yes, list company name and policy number)

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10.  TELEPHONE TRANSFER

I/We authorize and direct Allmerica Financial Life Insurance and Annuity Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I/We agree to hold harmless and indemnify Allmerica Financial Life Insurance and Annuity Company and its affiliates and their collective directors, employees and agents against any claim arising from such action. / / I/We DO NOT accept this telephone transfer privilege.

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11.  DOLLAR COST AVERAGING

Dollar Cost Averaging (DCA) and Automatic Account Rebalancing (AAR) cannot be in effect simultaneously.

Please transfer $______________ from (check one source account):
                 ($100 minimum)
Be sure you have allocated money to this account in Section 8.
/ /Fixed Account     / / Government Securities     / / Money Market
Every:    / / 1     / / 2     / / 3     / / 6     / / 12 Months
To:

KEMPER SUBACCOUNTS
$_____ Dreman Financial                     $_____ Value+Growth
       Services                             $_____ Horizon 20+
$_____ Small Cap Growth                     $_____ Total Return
$_____ Small Cap Value                      $_____ Horizon 10+
$_____ Dreman High                          $_____ High Yield
       Return Equity                        $_____ Horizon 5
$_____ International                        $_____ Global Income
$_____ International                        $_____ Investment Grade
       Growth and Income                           Bond
$_____ Global Blue Chip                     $_____ Government
$_____ Growth                                      Securities
$_____ Contrarian Value                     $_____ Money Market
$_____ Blue Chip

SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
$_____ International                        $_____ Capital Growth
$_____ Global Discovery                     $_____ Growth and Income

Dollar Cost Averaging (DCA) begins on the 16th day after the issue date and ends when the source account value is exhausted. DCA INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.

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12.  MONTHLY AUTOMATIC PAYMENTS (MAP)

/ / I wish to authorize monthly automatic deductions from my checking account for application to this contract. ATTACH COMPLETED MAP APPLICATION (FORM
    1968) AND VOIDED CHECK.

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13.  SYSTEMATIC WITHDRAWALS


Please withdraw $_____________ starting 16 days after issue or
                 ($100 minimum)
________/______/_______, whichever is later, and then every:

/ / 1     / / 2     / / 3     / / 6     / / 12 Months

_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________
_____% From ___________________________________________________________________

PLEASE   / / Do not withhold federal income taxes
         / / Do withhold at 10% or ___________ (% or $)

/ / I wish to use Electronic Funds Transfer (Direct Deposit). I authorize the
    Company to correct electronically any overpayments or erroneous credits made to my account.

ATTACH A VOIDED CHECK.

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14.  REMARKS

_______________________________________________________________________________

_______________________________________________________________________________

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15.  SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE-ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.


_______________________________________________________________________________
Signature of Owner                  Signed at (City and State)         Date


_______________________________________________________________________________
Signature of Joint Owner

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16. REGISTERED REPRESENTATIVE/DEALER INFORMATION


Does the contract applied for replace an existing annuity or life insurance policy? / / Yes (attach replacement forms as required) / / No I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

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                                                     /    Comm. Code:         /
_______________________________________________       ________________________         Tel.# (     )________________________
Signature of Registered Representative

_______________________________________________      /________________________/    _________________________________________
Printed Name of Registered Representative                B/D Client Acct. #            Printed Name of Broker/Dealer

______________________________________________________________________________     (     )__________________________________
Branch Office Street Address for Contract Delivery                                 Telephone of Broker/Dealer

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